Exhibit 99.1


                   Conn's, Inc. Reports Sales Results for the
     Quarter and Six Months Ended July 31, 2006 and Updates Annual Guidance


    BEAUMONT, Texas--(BUSINESS WIRE)--Aug. 7, 2006--Conn's, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, computers, lawn and garden products, furniture and mattresses, today announced its net sales results for the quarter and six months ended July 31, 2006.
    Net sales for the quarter ended July 31, 2006 increased $19.9 million, or 13.8%, from $143.8 million for the quarter ended July 31, 2005 to $163.7 million. Net sales for the six months ended July 31, 2006 increased $52.6 million, or 18.6%, from $282.8 million for the six months ended July 31, 2005 to $335.4 million for the six months ended July 31, 2006.
    Net sales represent net product sales, delivery charges, service revenues and commissions from service maintenance agreement sales. Revenues from finance charges and other for the quarter will be reported in the Company's press release and conference call scheduled for August 25, 2006.
    Same store sales (sales recorded in stores operated for the entirety of both periods) increased 7.2% for the quarter ended July 31, 2006 and were up 11.7% for the six month period. In addition to same store sales, the Company benefited from the four stores added since the first two quarters of last year. The Company experienced approximately 20% increases in its core categories of major appliances and electronics and also saw strong percentage increases in the mattresses and furniture categories this six months. As a percentage of total net sales, appliances and electronics represent approximately 36% and 32%, respectively.
    During the quarter, the Company opened its 58th store; the new 25,500 square-foot store is located in west Houston. The Company expects to open five to six new stores during the fiscal year ending January 31, 2007, including the two stores already opened so far this year.
    "While sales growth slowed slightly from the first quarter, we are pleased with our sales relative to last year's strong sales performance and remain confident that same store sales for the year will fall within our guidance of mid to high single digits," said Thomas J. Frank, Chairman and Chief Executive Officer.

    Revised annual guidance

    The Company today lowered its annual guidance for earnings per diluted share to a range of $1.60 - $1.75 from a range of $1.85 - $1.90 citing changes in its operating environment since its earlier estimate. Specifically, the Company noted the following contributing factors:

    -- that second quarter sales had not kept pace with the first quarter sales performance with much tougher comps in the second half of the year still to come;

    -- that loan losses have been higher than originally anticipated due to the impact of Hurricane Rita;

    -- that the credit portfolio balance has not grown to the level expected and therefore interest income in the second half will be lower than originally estimated;

    -- that interest rates are expected to be higher for the year than originally anticipated which will shrink the spread of net interest earned by the Company's wholly-owned credit subsidiary;

    -- that a considerable infrastructure investment was made in replicating corporate facilities, including credit collections, in Dallas and Houston to mitigate future disruption due to environmental or other disasters similar to those suffered last year; and,

    -- that the Dallas distribution network was further developed including the full deployment of the 150,000 square foot
        Dallas distribution center.

    The Company has undertaken several initiatives to improve operating results:

    -- the Company has made modifications in management in its retail and credit divisions to bring about performance improvements;

    -- the Company is in the process of reallocating resources and restructuring collection efforts to minimize the effects of the hurricane losses to achieve a loss rate that is more consistent with historical loss rates;

    -- the Company is revising its credit promotion strategies for the rest of the year which should result in credit portfolio balance growth;

    -- stringent cost control measures are being implemented in all areas of the Company; and,

    -- the anticipated issuance of another series of medium-term, fixed-rate bonds early in the third quarter by the Company's credit subsidiary will moderate the volatility in interest rates.

    "At this point last year, we were enjoying the benefit of very positive 'tail winds' including robust sales increases and the best credit-loss performance in a decade," remarked Mr. Frank. "This year we are facing considerable 'head winds' as the Company faces tough comps from last year, higher interest rates and the effects of last year's hurricanes. In discussing the previous year, I have often characterized its phenomenal performance as 'a year and a half in one year.' That's the kind of year we are up against. For all the factors mentioned we find it necessary to fine-tune our earnings estimate."
    The Company will host a conference call and audio webcast on Tuesday, August 8, 2006 at 10:00AM, CDT, to further explain this change in its guidance and to answer any questions related to such change. The webcast will be available live at www.conns.com and will be archived for one year. Participants can join the call by dialing
(800) 665-0430 or (913) 312-1300.

    About Conn's, Inc.

    The Company is a specialty retailer currently operating 58 retail locations in Texas and Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma, LCD and DLP televisions, camcorders, DVD players and home theater products. The Company also sells computers, lawn and garden products, mattresses and furniture, and continues to introduce additional product categories for the home to help increase same store sales and to respond to our customers' product needs.
    Unlike many of its competitors, the Company provides in-house credit options for its customers. Historically, it has financed over 57% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income from these assets. The Company transfers receivables, consisting of retail installment contracts and revolving accounts extended to its customers, to a qualifying special purpose entity in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.

    This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's ability to introduce additional product categories; the Company's cash flow from operations, growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; weather conditions in the Company's markets; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on March 31, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


    CONTACT: Conn's, Inc.
             Thomas J. Frank, 409-832-1696  ext. 3218
             (Chairman and CEO)